NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issuance: May 19, 2003

$_______________

7% CONVERTIBLE DEBENTURE
DUE May 19, 2005

THIS DEBENTURE is one of a series of duly authorized and issued Debentures of SmarTire Systems, Inc., a Yukon Territory corporation, having a principal place of business at Suite 150-13151 Vanier Place, Richmond, British Columbia, Canada V6V 2J1(the "Company"), designated as its 7% Convertible Debenture, due May 19, 2005 (the "Debentures").

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the "Holder"), the principal sum of $_______________ on May 19, 2005 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 7% per annum, payable quarterly on March 1, June 1, September 1 and December 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date"), in cash or shares of Common Stock at the Interest Conversion Rate, or a combination thereof; provided,

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however, payment in shares of Common Stock may only occur if: (i) there is an effective Underlying Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock to be issued in lieu of cash (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (ii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (iii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the share issuable pursuant to the Transaction Documents, including the shares to be issued for interest in lieu of cash and (iv) such issuance would be permitted in full without violating the limitations set forth in clauses (A) of Section 4(a)(ii) and such issuance and the issuance of all Underlying Shares, assuming conversion or exercise in full, as the case may be, of the Debenture and Warrants would be permitted in full without violating the limitations set forth in clause (B) of section 4(a)(ii). Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than 20 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Within 20 Trading Days prior to an Interest Payment Date, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(b) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Underlying Shares within the time period required by Section 4(b)(i). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). Except as otherwise provided herein, if at anytime the Company pays interest partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the principal amount of Debentures held by each Holder. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue daily, from the date such interest is due hereunder through and including the date of payment. The Company may not prepay any portion of the principal amount on this Debenture without the prior written consent of the Holder.

This Debenture is subject to the following additional provisions:

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Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal, state and provincial securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3. Events of Default.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, interest on or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within five (5) days of notice of such default sent by the Holder;

(ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or interest payment which breach is addressed in clause (x) below) which is not cured, if possible to cure, within 15 days of notice of such default sent by the Holder (except with respect to breaches pursuant to Sections 4.1, 4.7 and 4.14 of the Purchase Agreement and Section 3(a) of the Warrant);

(iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced

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against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

(iv) the Company shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable which default is not cured, if possible to cure, within 15 days of such default occurring, provided, if cured within 15 days, the breach or default, as the case may be, shall have been waived by the other party to such agreement or instrument;

(v) the Common Stock shall not be eligible for quotation on or quoted for trading on the Principal Market and shall not again be eligible for and quoted or listed for trading on another Principal Market within five (5) Trading Days;

(vi) the Company shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company;

(vii) an Underlying Shares Registration Statement shall not have been declared effective by the Commission on or prior to the 180th calendar day after the Original Issue Date;

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(viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than 10 consecutive Trading Days or 20 non-consecutive Trading Days during any 12 month period; provided, however, such 10 consecutive Trading Day period shall be extended by up to a total of 60 consecutive calendar days in any 12 month period for any lapse that occurs in connection with the occurrence or existence of any pending corporate development with respect to the Company that is material and that, in the unanimous determination of the Board of Directors of the Company, makes it not in the best interest of the Company to allow any required public disclosure and the continued availability of the Registration Statement or Prospectus; provided, further, that the Company timely pays any liquidated damages due during such period to the Holder;

(ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by Section 3(a)(vii));

(x) the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

(xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) days after notice thereof is delivered hereunder.

(b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Interest shall accrue on the Mandatory Prepayment Amount hereunder from the fifth (5th) day after such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof in an amount equal to

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the Late Fee, to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4. Conversion.

(a) (i) At any time after the Closing Date, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The Holder shall effect conversions by delivering to the Company the form of conversion notice attached hereto as Annex A (a "Conversion Notice"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a "Conversion Date") and shall contain a completed schedule in the form of Schedule 1 to the Conversion Notice (as amended on each Conversion Date, the "Conversion Schedule") reflecting the remaining principal amount of this Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to the figures represented in the Conversion Schedules within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof. In the event a Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based

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on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(ii) Beneficial Ownership Restrictions. A Holder may not convert Debentures or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with its Affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, the Debentures held by such Holder after application of this Section. The Holder shall be entitled to rely on the Company's public filing with respect to the number of shares of Common Stock which are then issued and outstanding, and the Holder may inquire of the Company's Chief Financial Officer to obtain a more current number, which shall be provided within two (2) Business Days of written request therefor. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph. If the Holder has delivered a Conversion Notice for a principal amount of Debentures that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder with notice to the Company, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. In the event of a merger or consolidation of the Company with or into another Person, this paragraph

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shall not apply with respect to a determination of the number of shares of common stock issuable upon conversion in full of the Debentures if such determination is necessary to establish the Securities or other assets which the holder of Common Stock shall be entitled to receive upon the effectiveness of such merger or consolidation. The provisions of this Section 4(a)(ii)(A) may be waived by the Holder at the election of the Holder upon not less than 61 days' prior notice to the Company, and the provisions of this Section 4(a)(ii)(A) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Section 4(a)(ii)(A) but otherwise in accordance with this Debenture shall affect the status of the Underlying Shares as validly issued, fully-paid and nonassessable.

(iii) Underlying Shares Issuable Upon Conversion and Pursuant to Interest.

(A) Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and (y) the Set Price, and

(B) Payment of Interest in Underlying Shares. The number of shares of Common Stock issuable upon payment of interest under this Debenture shall be the number determined by (x) the product of (I) the outstanding principal amount of this Debenture to be converted and (II) the product of (aa) the quotient obtained by dividing 7% by 360 and (bb) the number of days for which such principal amount was outstanding, divided by (y) the applicable Interest Conversion Rate, provided, that if the Company shall have elected to pay the interest due on an Interest Payment Date in cash pursuant to the terms hereof, this subsection (B) shall not be used in the calculation of the number of shares of Common Stock issuable upon a conversion hereunder.

(b) (i) Not later than five (5) Trading Days after any Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates for the shares of Common Stock which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (including, if so elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has timely elected or is required to pay accrued interest in cash). The Company shall, upon request of the Holder, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established

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clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth (5th) Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

(ii) If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth (5th) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $50 per Trading Day (increasing to $100 per Trading Day after five (5) Trading Days and increasing to $200 per Trading Day ten (10) Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth (5th) Trading Day after the Conversion Date, and if after such fifth (5th) Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase

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price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

(c) (I) The conversion price in effect on any Conversion Date shall be equal to $____ (subject to adjustment herein)(the "Set Price").

(ii) If the Company, at any time while the Debentures are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Company, at any time while Debentures are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock or Common Stock Equivalents at a price per share less than the Closing Price at the record date

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mentioned below, then the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Closing Price on the record date. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(iv) [RESERVED]

(v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to, at their option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vi) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

(vii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend

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on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(viii) If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been,

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immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. In the event a Change of Control Transaction, including any Fundamental Transaction constituting a Change of Control Transaction, the Holder may request, before the 90th day after such Change of Control Transaction, that the Company (or any such successor or surviving entity) will purchase the Debenture from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Mandatory Prepayment Amount on the date of such request.

(ix) Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of (A) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) upon the exercise of this Debenture or any other Debenture of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or (C) upon the exercise of or conversion of any Convertible Securities, options or warrants issued and outstanding on the Original Issue Date, provided such securities have not been amended since the date of the Purchase Agreement, or (D) acquisitions or strategic investments, the primary purpose of which is not to raise capital.

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(c) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(d) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(e) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at the address set forth above, facsimile number 604-276-2350, Attn: Jeff Finkelstein, with a copy to Clark, Wilson, Attn: Bernard Pinsky, facsimile number 604-687-6314 or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized

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overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

Section 5. [RESERVED]

Section 6. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

"Closing Price" means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Principal Market (as reported by Bloomberg L.P. at 4:15 PM (New York time), or (b) if there is no such price on such date, then the

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closing bid price on the Principal Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing bid price for regular session trading on such day), or (c)  if the Common Stock is not then listed or quoted on the Principal Market and if prices for the Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and the Company.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common shares, no par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Conversion Date" shall have the meaning set forth in Section 4(a)(i) hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Interest Conversion Rate" means 90% of the lesser of (i) the average of the 20 Closing Prices immediately prior to the applicable Interest Payment Date or (ii) the average of the 20 Closing Prices immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date.

"Late Fees" shall have the meaning set forth in the second paragraph to this Debenture.

"Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the greater of: (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder, or (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder, divided by the Set Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

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"Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Purchase Agreement" means the Securities Purchase Agreement, dated as May 15, 2003, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Set Price" shall have the meaning set forth in Section 4(c)(i).

"Shareholder Approval" means such approval as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares and shares of Common Stock issuable upon exercise of the Warrants.

"Trading Day" means (a) a day on which the shares of Common Stock are traded on the Principal Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not quoted on a Principal Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean a Business Day.

"Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

"Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

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"Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued pursuant to the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; (c) enter into any agreement with respect to any of the foregoing; or (d) issue any variable priced equity securities or variable priced equity linked securities.

Section 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 9. The Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under this Debenture.

Section 10. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to

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assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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*********************

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IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

SMARTIRE SYSTEMS, INC.

By:
Name: Robert Rudman
Title: President and CEO

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and, if specified, interest under the 7% Convertible Debenture of SmarTire Systems, Inc., (the "Company") due on _______________ __, 2005, into common shares, $_____ par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Company's Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debentures to be Converted

Payment of Interest in Common Stock [ ] Yes [ ] No

If yes, $ _______ of Interest Accrued on Account of Conversion at Issue

Number of shares of Common Stock to be Issued:

Applicable Set Price:

Signature:

Name:

Address:

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Schedule 1

CONVERSION SCHEDULE

7% Convertible Debentures due on _______________ ___, 2005, in the aggregate principal amount of $____________ issued by SmarTire Systems, Inc. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest